EXHIBIT 99.1



For immediate release:                   Contact:
July 22, 2003             Carol Taylor Clay, Public/Investor Relations Director
                          or Mark Andersen, CFO
                          National RV Holdings, Inc.
                          541.998.3720
                          800.547.8015
                          ctc@countrycoach.com or mandersen@countrycoach.com




National R.V. Holdings Reports Second Quarter 2003 Results


Perris, Calif. -- July 22, 2003/PR Newswire - First Call/ -- For the second quarter ended June 30, 2003, National R.V. Holdings, Inc. (NYSE: NVH) today reported a net loss of $2.7 million, or $0.28 per share. This result compares to a net loss of $1.4 million, or $0.14 per share, for the second quarter of 2002. The manufacturer of Class A motorhomes and travel trailers said net sales decreased 16% to $73.5 million in the 2003 second quarter from sales of $87.5 million in the same period in 2002.

"Our results for the quarter were mixed," stated Brad Albrechtsen, the Company's CEO. "As expected, margins remained under pressure in the "highline" segment due to industry-wide excess inventories. We were not able to reduce discounts as much as anticipated, though discounts did come down nearly 1% of sales compared to first quarter 2003. Production efficiencies at our Perris, California facility added to our margin improvement even though the worker's compensation costs at this facility continue to increase, reducing our gross profit percentage by 1.5% for the quarter," Albrechtsen continued, "Our Junction City, Oregon facility struggled during the quarter with the continued ramp up of the Inspire production line and the introduction of the 2004 models. We believe the production problems at Country Coach are temporary and that much of the inventory build up will be reduced by mid-third quarter. Discounting on highline products should decrease as the industry works through its excess stock. We also expect improved profitability on National RV brand products due to a planned production increase to meet improving retail demand."

The Company's new products, including the re-introduced National RV brand
Sea Breeze gas product, the new National RV brand Tropi-Cal diesel product, and the new Country Coach brand Inspire diesel product, which started shipping to dealers at the end of May, are being well received. The success of these new products has improved our average wholesale Class A market share by 5% for the first five months of 2003 versus the first five months of 2002 and by 35% compared to the second half of 2002. In addition, during 2003, the Company's overall product turn rate has improved.

Revenue of the Company's Country Coach brand "highline" motorhomes declined
33% during the second quarter 2003 while the National RV brand motorhome revenue decreased 6% compared to the prior year's second quarter. This revenue reduction for the Country Coach subsidiary reflects a significant sale of the Company's Prevost Conversion brand product upon re-entry to the market in the second quarter 2002. Decreased demand for the Company's higher line diesel products further contributed to the decline in income. Revenue of the National RV brand towable product segment increased 3% during the second quarter 2003 compared to the second quarter 2002. Wholesale unit shipments of the Company's motorhomes built on diesel chassis decreased 5% to 218 units for the second quarter 2003, compared to 229 units for the second quarter of the prior year. Shipments of the Company's gas motorhome products decreased 9% to 293 units in the second quarter from 323 units in last year's second quarter. National RV Class A unit shipments of combined diesel and gas units declined 4% over the second quarter of 2002. Unit sales of the Company's towable products decreased 8% to 475 units in the second quarter 2003 from 519 units in the same period in 2002.

The Company reported that cash increased by $3.6 million during the second quarter, due primarily to an $18.2 million decrease in accounts receivable and a $9.5 million reduction in taxes receivable, offset by a net loss of $2.7 million, an $8.9 million decrease in accounts payable, $3.7 million increase in deferred income taxes and an $8.5 million decrease in the line-of-credit.

Selling, general and administrative expenses totaled $4.9 million or 6.7% of sales for the second quarter 2003 compared to $6.1 million or 6.9% of sales for the same quarter last year. The second quarter 2002 reflected the impact of an employment related legal settlement reached in that quarter.

"Total inventory dropped by $0.1 million during the quarter, coming mainly from reductions in finished goods and chassis, offset by increases in raw materials and work-in-process. We saw good improvement at our National RV division in most categories of inventory, but those gains were offset by inventory buildups at the Country Coach division due to the 2004 model year change over, the continued ramp up of production of the new Inspire product and June production held back for the Family Motor Coaching Association trade show in July," said Chief Financial Officer Mark Andersen. "We expect to see improved reductions in inventory in the third quarter of 2003 in the $4 million to $5 million range."

The Company said liquidity improved significantly in the second quarter of 2003 with the collection of a $7.3 million tax refund. Although a $5 million temporary increase in the credit facility expired in June, no impact was felt as the Company had no outstanding advances at June 30, 2003 against the remaining $15 million facility. Where as $5.3 million of the $15 million line has been restricted due to depository requirements with the State of California related to the National RV division's self-insurance program, that deposit requirement has been modified, once again, allowing the Company to draw on the $5.3 million if needed. Based on this improved availability, the Company no longer has the short-term need to increase the line and has, accordingly, ceased negotiations for a $10 million permanent increase in the credit facility that expires August 2005.

National R.V. Holdings will host a live webcast to review second quarter results today, July 22, 2003, at 2 p.m. EDT. A link to the conference call can be found on the Company's website at www.nrvh.com and will be archived and available for 90 days.

National R.V. Holdings, Inc. is a leading manufacturer of Class A motorhomes and travel trailers. From its Junction City facility, the Company designs, manufactures and markets Country Coach high-end (Highline) Class A diesel motorhomes under brand names including Inspire, Allure, Intrigue, Magna, Affinity and Lexa, and bus conversions under the Country Coach Prevost brand. From its Perris, California facility, the Company designs, manufactures and markets National RV Class A gas and diesel motorhomes under brand names including Sea Breeze, Dolphin, Tropi-Cal, Tradewinds and Islander, and travel trailers under brand names including Surf Side Lite, Splash, Rage'n, Blaze'n, Sea Breeze and Palisades.

This release and other statements by the Company contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Investors are cautioned that forward-looking statements are inherently uncertain. Actual performance and results may differ materially from that projected or suggested herein due to certain risks and uncertainties including, without limitation, the cyclical nature of the recreational vehicle industry; seasonality and potential fluctuations in the Company's operating results; the Company's dependence on chassis suppliers; potential liabilities under repurchase agreements; competition; government regulation; warranty claims; product liability; and dependence on certain dealers and concentration of dealers in certain regions. Certain risks and uncertainties that could cause actual results to differ materially from that projected or suggested are set forth in the Company's filings with the Securities and Exchange Commission (SEC) and the Company's public announcements, copies of which are available from the SEC or from the Company upon request.


                                      # # #


                                        NATIONAL R.V. HOLDINGS, INC.
                                   CONSOLIDATED STATEMENTS OF OPERATIONS
                                  (In thousands, except per share amounts)
                                                (Unaudited)

                                                        Three Months                       Six Months
                                                       Ended June 30,                    Ended June 30,
                                                    2003             2002             2003             2002
Net sales                                         $73,471         $ 87,466        $ 151,572        $ 166,787
Cost of goods sold                                 72,805           83,603          151,985          163,177
                                             -------------    -------------    -------------    -------------
                                             -------------    -------------    -------------    -------------
     Gross profit (loss)                              666            3,863             (413)           3,610
Selling expenses                                    2,952            3,398            6,085            6,827
General and administrative expenses                 1,958            2,662            4,077            4,570
                                             -------------    -------------    -------------    -------------
                                             -------------    -------------    -------------    -------------
     Operating loss                                (4,244)          (2,197)         (10,575)          (7,787)
Interest expense and other income, net                 55               (4)             219             (309)
                                             -------------    -------------    -------------    -------------
                                             -------------    -------------    -------------    -------------
     Loss before income taxes                      (4,299)          (2,193)         (10,794)          (7,478)
Benefit for income taxes                           (1,592)            (797)          (3,998)          (2,767)
                                             -------------    -------------    -------------    -------------
                                             -------------    -------------    -------------    -------------
     Net loss                                     $(2,707)        $ (1,396)         $(6,796)         $(4,711)
                                             =============    =============    =============    =============
                                             =============    =============    =============    =============
Loss per common share:
     Basic                                        $ (0.28)         $ (0.14)         $ (0.69)         $ (0.48)
     Diluted                                      $ (0.28)         $ (0.14)         $ (0.69)         $ (0.48)

Weighted average number of shares
     Basic                                          9,832            9,776            9,832            9,747
     Diluted                                        9,832            9,776            9,832            9,747

                        NATIONAL R.V. HOLDINGS, INC.
                       CONSOLIDATED BALANCE SHEETS
                   (In thousands, except share amounts)


                                               June 30,         December 31,
                                                 2003             2002
                                             (Unaudited)

                   ASSETS
Current assets:
     Cash and cash equivalents                    $ 3,623             $ 14
     Trade receivables, less allowance
     for doubtful accounts ($238 and $276,
     respectively                                  11,023            9,8296,
     Inventories                                   65,185           72,532
     Deferred income taxes                              -            9,477
     Income taxes receivable                            -            7,015
     Prepaid expenses                               1,565            2,134
                                             -------------    -------------
                                             -------------    -------------
       Total current assets                        81,396          101,001
Property, plant and equipment, net                 41,985           43,230
Long-term deferred income taxes                    13,217                -
Other                                                 673            1,013
                                             -------------    -------------
                                             -------------    -------------
                                                $ 137,271         $145,244
                                             =============    =============
                                             =============    =============

    LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
     Line of credit                                   $ -          $ 4,943
     Book overdraft                                     -              943
     Current portion of long-term debt                 22               22
     Accounts payable                              19,252           13,483
     Accrued expenses                              21,028           28,564
                                             -------------    -------------
                                             -------------    -------------
       Total current liabilities                   40,302           47,955
Long-term accrued expenses                          6,487                -
Long-term deferred income taxes                     3,105            3,105
Long-term debt                                          8               19
                                             -------------    -------------
                                             -------------    -------------
Total liabilities                                  49,902           51,079
                                             -------------    -------------
                                             -------------    -------------

Commitments and contingencies

Stockholders' equity:
     Preferred stock - $.01 par value; 5,000 shares
     authorized, 4,000 issued and outstanding          -                 -

     Common stock - $.01 par value;
     25,000,000 shares authorized,
     9,832,981 and 9,832,161 issued
     and outstanding, respectively                     98               98
Additional paid-in capital                         34,302           34,302
Retained earnings                                  52,969           59,765
                                             -------------    -------------
                                             -------------    -------------
     Total stockholders' equity                    87,369           94,165
                                             -------------    -------------
                                             -------------    -------------
                                                $ 137,271         $145,244
                                             =============    =============
                                             =============    =============

                       NATIONAL R.V. HOLDINGS, INC.
                   CONSOLIDATED STATEMENTS OF CASH FLOWS
                              (In thousands)
                               (Unaudited)

                                                      Six Months
                                                    Ended June 30,
                                                 2003             2002
 Cash flows from operating activities:
     Net loss                                     $(6,796)        $ (4,711)
     Adjustments to reconcile net loss to net
     cash provided by operating activities:
       Depreciation                                 1,974            1,908
       Gain on asset disposal                           -             (348)
       Changes in assets and liabilities:
         Increase in trade receivables             (1,194)          (8,800)
         Decrease in inventories                    7,347           17,000
         Decrease in income taxes receivable        7,015            4,162
         Decrease in prepaid expenses                 569              766
         Decrease in book overdraft                  (943)            (608)
         Increase (decrease) in accounts payable    5,769           (7,009)
         (Decrease) increase in accrued expenses   (1,049)             498
         Increase in deferred income taxes         (3,740)            (459)
                                             -------------    -------------
                                             -------------    -------------
       Net cash provided by operating activities    8,952            2,399
                                             -------------    -------------
                                             -------------    -------------

 Cash flows from investing activities:
     Decrease in other assets                         340               66
     Proceeds from sale of assets                       -            2,424
     Purchases of property, plant and equipment      (729)          (2,595)
                                             -------------    -------------
                                             -------------    -------------
       Net cash used in investing activities         (389)            (105)
                                             -------------    -------------
                                             -------------    -------------

 Cash flows from financing activities:
     Net payments on line of credit                (4,943)               -
     Principal payments on long-term debt             (11)             (11)
     Proceeds from issuance of common stock             -            1,074
                                             -------------    -------------
                                             -------------    -------------
     Net cash (used in) provided by financing
     activities                                    (4,954)           1,063
                                             -------------    -------------
                                             -------------    -------------

 Net increase in cash                               3,609            3,357
 Cash, beginning of period                             14               22
                                             -------------    -------------
                                             -------------    -------------
 Cash, end of period                              $ 3,623          $ 3,379
                                             =============    =============
                                             =============    =============



Please direct questions to investors@nrvh.com